EXHIBIT 10.1

                            LEGACY TOWER OFFICE LEASE

         THIS LEASE, made and entered this 21st day of December, 2001, by and between WXI/SEV REALTY, LLC, a Delaware limited liability company (hereinafter referred to as "Landlord"), and MATRIX BANCORP, INC., a Colorado corporation (hereinafter referred to as "Tenant").


                              W I T N E S S E T H:
                              - - - - - - - - - -


         For and in consideration of the rental and of the covenants and agreements hereinafter set forth to be kept and performed by Tenant, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the leased premises herein described for the Lease Term, at the rental and subject to and upon all of the terms, covenants and agreements hereinafter set forth.

        1.    LEASED PREMISES.
        ----------------------

              1.1. Grant of Leased Premises. Landlord hereby leases to Tenant and Tenant leases from Landlord those certain premises set forth in Section 6.1 of the Summary (hereinafter referred to as the "Leased Premises"), which Leased Premises are located in the multi-story commercial office building described in
Section 6.2 of the Summary (hereinafter referred to as the "Building"). The Building, any outside plaza areas, land and other improvements surrounding the Building, the Common Areas, as defined below, and the land upon which any of the foregoing are situated are sometimes collectively referred to herein as the "Real Property." The legal description of land comprising the Real Property is set forth in the attached Exhibit A. A floor plan showing the size and location of the Leased Premises within the Building is set forth in the attached Exhibit
B. Tenant's use and occupancy of the Leased Premises shall include the use, in common with others, of the Common Areas as hereinafter described, but excepting therefrom and reserving unto Landlord the exterior faces of all exterior walls, the roof and the right to install, use and maintain where necessary in the Leased Premises all pipes, ductwork, conduits and utility lines through hung ceiling space, partitions, beneath the floor or through other parts of the Leased Premises; provided such installation, use and maintenance do not unreasonably interfere with the use and occupancy of the Leased Premises by Tenant or diminish Tenant's access to the Leased Premises. Landlord reserves the right to effect such other tenancies in the Building as Landlord may elect in its sole business judgment.

              1.2. Rentable Area. The parties hereby stipulate that (i) the Premises contain the Rentable Area as set forth in Section 6.1 of the Summary,
(ii) the third (3rd) floor of the Building which is subject to Tenant's Expansion Option, as set forth in Section 1.4 below, contains 11,833 square feet of Rentable Area, and (iii) such square footage amounts are not subject to adjustment or re-measurement by Landlord or Tenant. Accordingly, there shall be no adjustment in the Base Rent or other amounts set forth in this Lease which are determined based upon the Rentable Area of the initial Premises (or with respect to the third (3rd) floor Expansion Space if leased by Tenant pursuant to
Section 1.4 below).  If Tenant leases any First Offer Space  pursuant to Section
1.5 below, then the "Rentable Area" of such First Offer Space shall be calculated by Landlord pursuant to the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1996 ("BOMA") as modified pursuant to Landlord's standard rentable area measurements for the Building. The square feet of Rentable Area of any such First Offer Space leased by Tenant pursuant to Section
1.5 shall be determined by Landlord or Landlord's architect, after consultation with Tenant, in accordance with the measurement standards set forth above.

              1.3. Construction by Landlord. The obligations of Landlord, if any, to perform the work and supply materials and labor to prepare the Leased Premises for Tenant's particular use and occupancy are set forth in detail in Exhibit D attached hereto. Landlord shall have the work, if any, which is Landlord's obligation to perform in Exhibit D performed promptly and diligently in a first-class workmanlike manner, but Landlord shall not be liable in any manner for its failure to complete construction in a timely manner, except as may be set forth in Exhibit D. The parties hereby agree that any furniture, fixtures, equipment or personal property remaining in the initial Leased Premises as of the date this Lease is executed (collectively, the "FF&E") shall remain in the Leased Premises and shall be provided to Tenant, at no cost to Tenant, in their "AS-IS," "WHERE-IS," "WITH ALL FAULTS" condition, and without representation or warranty by Landlord. Contemporaneous with the execution of this Lease, Landlord shall deliver to Tenant a bill of sale duly executed by Landlord in the form of Exhibit J attached hereto transferring to Tenant Landlord's right, title and interest in and to the FF&E effective as of the Lease Commencement Date (the "Bill of Sale").

              1.4. Option to Expand. Tenant shall have a one-time option ("Expansion Option") exercisable by Tenant during the period (the "Expansion Option Availability Period") commencing as of the date of execution of this Lease and continuing until the last day of the ninth (9th) month of the Lease
Term, to lease the entire Rentable Area of the third (3rd) floor of the Building, containing 11,833 square feet of Rentable Area (the "Expansion Space"), upon the terms and conditions set forth in this Section 1.4.

                   1.4.1. Method of Exercise. In the event Tenant elects to exercise the Expansion Option contained in this Section 1.4, Tenant shall deliver irrevocable written notice ("Tenant's Expansion Notice") to Landlord within the Expansion Option Availability Period, and Landlord and Tenant shall, with fifteen (15) business days thereafter, execute an amendment to this Lease (the "Expansion Amendment") memorializing Tenant's lease of the Expansion Space upon the terms and conditions set forth in this Section 1.4 and this Lease. The date Tenant delivers Tenant's Expansion Notice to Landlord within the Expansion Option Availability Period shall be referred to herein as the "Expansion Exercise Date."

                   1.4.2. Expansion Rent. The annual Base Rent payable by Tenant for the Expansion Space (the "Expansion Rent") during the Expansion Space Term (as defined in Section 1.4.4 below) shall be equal to the same annual Base Rent payable by Tenant under this Lease with respect to the initial Leased Premises, calculated on a per square foot of Rentable Area basis, and subject to increases (calculated on a per square foot of Rentable Area basis) at the same time as the Base Rent increases for the initial Leased Premises as set forth in Section 8 of the Summary. During the Expansion Space Term, Tenant shall pay Tenant's Share of increases in Operating Expenses for the Expansion Space pursuant to the provisions of Article 6 below, with Tenant's Share for the Expansion Space to be equal to the percentage calculated by dividing the Rentable Area of the Expansion Space by the total Rentable Area within the Building. Except as provided in this Section 1.4.2 below, there shall be no abatement of the Expansion Rent, and the abatement provisions of Section 3.1 below shall not apply with respect to the Expansion Space. Notwithstanding the foregoing, in the event Tenant delivers Tenant's Expansion Notice to Landlord prior to July 1, 2002, Landlord shall abate Tenant's obligation to pay the Expansion Rent (the "Abated Expansion Rent") for the period (the "Abated Expansion Rent Period") commencing as of the Expansion Space Commencement Date (as defined below) and continuing until the earlier of (i) six (6) months after the Expansion Space Commencement Date, or (ii) April 30, 2003. During the Abated Expansion Rent Period, Tenant shall remain responsible for the payment of all of its other monetary obligations under this Lease, including, without limitation, the payment of Base Rent for the initial Leased Premises and the payment of Operating Expenses for the entire Leased Premises, including the Expansion Space, and any First Offer Space leased by Tenant pursuant to Section 1.5 below. In the event of a default by Tenant under the terms of this Lease, as amended by the Expansion Amendment, that results in early termination pursuant to the provisions of Section 16.3 below, then as a part of the recovery set forth in
Section 16.3 below, Landlord shall be entitled to the recovery of the Abated Expansion Rent.

                   1.4.3. Construction of Expansion Space. Tenant shall lease the Expansion Space in its "AS-IS" condition as of the Expansion Exercise Date and the Expansion Space Commencement Date, and Landlord shall not be obligated to provide or pay for any improvements, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the Expansion Space. The parties hereby agree that any furniture, fixtures, equipment or personal property remaining in the Expansion Space as of the Expansion Space Commencement Date (collectively referred to herein as the "Expansion Space FF&E") shall remain in the Expansion Space and shall be provided to Tenant, at no cost to Tenant, in their "AS-IS," "WHERE-IS," "WITH ALL FAULTS" condition, and without representation or warranty by Landlord. Contemporaneous with the execution of the Expansion Amendment, Landlord shall deliver to Tenant a bill of sale duly executed by Landlord substantially in the form of Exhibit J attached hereto transferring to Tenant Landlord's right, title and interest in and to the Expansion Space FF&E effective as of the Expansion Space Commencement Date. Any construction of improvements within the Expansion Space by Tenant shall comply with the terms and conditions of Article 9 below. Tenant shall have the option, exercisable by written notice delivered to Landlord concurrently with Tenant's Expansion Notice, to receive an allowance from Landlord (the "Expansion Space Moving/FF&E Allowance") in the amount of $250,000.00 to help reimburse Tenant for the costs incurred by Tenant in moving to the Expansion Space and acquiring and installing furniture, fixtures, equipment and other personal property in the Expansion Space on or before the first (1st) anniversary of the Expansion Space Commencement Date. The amount of the Expansion Space Moving/FF&E Allowance actually provided by Landlord to Tenant shall be amortized on a monthly basis over the first sixty (60) months of the Expansion Space Term together with interest at an interest rate of eleven percent (11%) per annum. As consideration for Landlord providing the Expansion Space Moving/FF&E Allowance to Tenant, such monthly amortized amount of the Expansion Space Moving/FF&E Allowance (the "Expansion Space Improvement Rent") shall be paid by Tenant to Landlord as additional Rent, on the first (1st) day of each month during the first sixty (60) months of the Expansion Space Term. In the event this Lease, as amended by the Expansion Amendment, shall terminate for any reason, including without limitation as a result of a default by Tenant under the terms of this Lease, as amended by the Expansion Amendment, Tenant acknowledges and agrees that the unamortized balance of the Expansion Space Moving/FF&E Allowance which has not been paid by Tenant to Landlord as of the termination date shall become immediately due and payable to Landlord as unpaid Rent which has been earned as of such termination date. In addition, in no event shall the Expansion Space Improvement Rent be abated for any reason whatsoever, including without limitation, pursuant to Sections 1.4.2 or 3.1 or Articles 12 or 18 below.

                   1.4.4. Expansion Space Term; Expansion Space Commencement Date. The lease term for the Expansion Space (the "Expansion Space Term") and the commencement of Tenant's payment of Expansion Rent for the Expansion Space shall commence upon the date (the "Expansion Space Commencement Date") which is the earlier of: (i) the date Tenant commences business operations in the Expansion Space; or (ii) November 1, 2002. The Expansion Space Term shall expire coterminously with the Lease Term for the initial Leased Premises (as it may be extended pursuant to the Extension Option Rider attached hereto).

                   1.4.5. Suspension of Expansion Option. Notwithstanding anything in this Lease to the contrary, at Landlord's option, and in addition to all of Landlord's remedies under this Lease, at law or in equity, Tenant's Expansion Option shall not be deemed to be properly exercised if, as of the Expansion Exercise Date or on the Expansion Space Commencement Date, Tenant is in default under this Lease, as amended by the Expansion Amendment. In addition, Tenant's Expansion Option is personal to the original Tenant executing this Lease (the "Original Tenant"), and may not be assigned or exercised, voluntarily or involuntarily, by or to, any person or entity other than the Original Tenant, and shall only be available to and exercisable by the Tenant if as of the Expansion Exercise Date or the Expansion Space Commencement Date the Original Tenant has not assigned or sublet all or any portion of this Lease or the Leased Premises.

              1.5. Right of First Offer. Tenant shall have a right of first offer to lease all, but not less than all, of the entire square feet of Rentable Area contained on the twenty-fourth (24th) floor of the Building (the "First Offer Space"), when such space becomes available for lease as provided hereinbelow as determined by Landlord. For purposes hereof, the First Offer Space shall become available for lease immediately prior to the first time

Landlord intends to submit to a third party a bona fide proposal or letter of intent to lease all or any portion of the First Offer Space (the "Third Party Proposal").

                   1.5.1. Terms of Lease of First Offer Space. If the First Offer Space will or has become available for lease by Tenant as provided above (as such availability is determined by Landlord), then Landlord shall give Tenant written notice of such availability (the "First Offer Notice"), which notice shall set forth the terms upon which Landlord would lease the First Offer Space to Tenant, including, without limitation (i) the anticipated date upon which the First Offer Space will be available for lease by Tenant and the commencement date therefor, (ii) a schedule of construction of tenant improvements for the First Offer Space, if any, (iii) the First Offer Space Rent (as defined in this Section 1.5.3 below), (iv) any tenant improvement allowance for such First Offer Space (as determined in Section 1.5.4 below), and (v) the term of the lease for such space, which shall in all events be coterminous with the Lease Term for the initial Leased Premises (as it may be extended pursuant to the Extension Option Rider attached hereto). Notwithstanding the foregoing to the contrary, if the Third Party Proposal pertains to more space than the 24th floor, Landlord may include such space in Landlord's First Offer Notice delivered to Tenant as provided hereinabove, in which event the "First Offer Space" for purposes hereof shall include the entire space so identified in Landlord's First Offer Notice.

                   1.5.2. Procedure for Acceptance. On or before the date which is five (5) days after Tenant's receipt of Landlord's First Offer Notice (the "Election Date"), Tenant shall deliver written notice to Landlord ("Tenant's Election Notice") pursuant to which Tenant shall have the one-time right to elect either to: (i) lease the entire First Offer Space described in the First Offer Notice upon the terms set forth in the First Offer Notice; or (ii) refuse to lease the entire First Offer Space described in the First Offer Notice. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the First Offer Space described in any First Offer Notice delivered by Landlord to Tenant hereunder, and Tenant may not elect to lease only a portion thereof. If Tenant does not respond in writing to Landlord's First Offer Notice by the Election Date, Tenant shall be deemed to have elected the option described in clause (ii) of this Section 1.5.2. If Tenant elects or is deemed to have elected the option described in clause (ii) of this Section 1.5.2, then the provisions of Section
1.5.2.1  below shall apply and  Tenant's  right of first offer set forth in this
Section 1.5 shall terminate with respect to the entire First Offer Space described in Landlord's First Offer Notice, and Landlord shall thereafter have the right to lease all or any portion of the First Offer Space described in Landlord's First Offer Notice on any terms Landlord desires to any third party. If Tenant leases any First Offer Space pursuant to this Section 1.5, (A) Landlord and Tenant shall, with fifteen (15) business days thereafter, execute an amendment to this Lease (the "First Offer Amendment") memorializing Tenant's lease of the First Offer Space upon the terms and conditions set forth in this
Section 1.5, and (B) thereafter Tenant shall have no further right to lease any other space in the Building pursuant to this Section 1.5 (including Section
1.5.2.1 below).

                           1.5.2.1.  In the event Tenant  refuses,  or is deemed
to have refused, to lease the entire First Offer Space identified in Landlord's First Offer Notice as provided hereinabove, the definition of "First Offer Space" shall thereupon be revised to mean that certain space comprising the next full floor of the Building which is located immediately below the First Offer Space identified in Landlord's First Offer Notice and which is not subject to an executed lease as of the date of such refusal or deemed refusal (such date shall be referred to herein as the "Refusal Date"), and which has not previously been described as available for lease in any First Offer Notice previously delivered by Landlord to Tenant. However, in no event shall the First Offer Space, as a result of the implementation of this Section 1.5.2.1 or otherwise, pertain to any space below the twenty-first (21st) floor of the Building. Upon any such revision to the definition of the First Offer Space, Tenant shall have the right of first offer to lease such revised First Offer Space pursuant to the foregoing provisions of this Section 1.5 when such revised First Offer Space becomes available for lease as described hereinabove as determined by Landlord (i.e., immediately prior to the first time Landlord intends to submit a Third Party Proposal to lease all or any portion of such revised First Offer Space), except that (i) Tenant's right of first offer to lease such revised First Offer Space set forth herein shall be subject and subordinate to all expansion, first offer and similar rights to lease all or any portion of such revised First Offer Space set forth in any lease for space in the Building which has been executed as of the Refusal Date, and (ii) if Tenant refuses, or is deemed to have refused, to lease such entire revised First Offer Space, the definition of the "First Offer Space" shall thereupon again be further revised to mean that certain space comprising the next full floor of the Building which is located immediately below such further revised First Offer Space and which is not subject to an executed lease as of the date of such refusal or deemed refusal. The foregoing process of revising the First Offer Space shall continue until the earlier of
(A) the date Tenant leases of any First Offer Space pursuant to this Section 1.5, or (B) the date of Tenant's refusal, or deemed refusal, to lease the last full floor First Offer Space revised pursuant to the foregoing provisions of
Section 1.5.2.1. Tenant acknowledges and agrees that Landlord may lease all or any portion of space in the Building prior to the time such space would otherwise become revised First Offer Space pursuant to the foregoing provisions of this Section 1.5.2.1, and if Landlord does so, such leased space and the remaining space on the floor on which the such leased space is located shall no longer be available to become First Offer Space or subject to Tenant's first offer right herein.

                   1.5.3. First Offer Rent. If Tenant leases any First Offer Space hereunder, during the First Offer Term, Tenant shall pay Tenant's Share of increases in Operating Expenses for such First Offer Space pursuant to the provisions of Article 6 below, with Tenant's Share for such First Offer Space to be equal to the percentage calculated by dividing the Rentable Area of such First Offer Space by the total Rentable Area within the Building. The annual Base Rent payable by Tenant for any First Offer Space leased by Tenant hereunder (the "First Offer Rent") shall be determined as follows:

                           1.5.3.1.  In the  event  that  Tenant  delivers  to
Landlord Tenant's Election Notice prior to July 1, 2002, the Base Rent payable by Tenant for the First Offer Space leased by Tenant shall be equal to the product of $23.00 multiplied by the Rentable Area contained in the First Offer

Space. Such First Offer Rent shall increase at the same times and at the same rate per square foot of Rentable Area within the First Offer Space as the Base Rent increases on a per square foot of Rentable Area basis for the initial Leased Premises as set forth in Section 8 of the Summary. Except as provided in this Section 1.5.3.1 below, there shall be no abatement of the First Offer Rent, and the abatement provisions of Section 3.1 below shall not apply with respect to the First Offer Space. Notwithstanding the foregoing, in the event Tenant delivers Tenant's Election Notice to Landlord prior to July 1, 2002, Landlord shall abate Tenant's obligation to pay the First Offer Rent (the "Abated First Offer Rent") for the period (the "Abated First Offer Period") commencing as of the First Offer Space Commencement Date and continuing until the earlier of (i) six (6) months after the First Offer Space Commencement Date, or (ii) April 30, 2003. During the Abated First Offer Period, Tenant shall remain responsible for the payment of all of its other monetary obligations under this Lease, including, without limitation, the payment of Base Rent for the initial Leased Premises and the payment of Operating Expenses for the entire Leased Premises, including the First Offer Space, and any Expansion Space leased by Tenant pursuant to Section 1.4 above. In the event of a default by Tenant under the terms of this Lease, as amended by the First Offer Amendment, that results in early termination pursuant to the provisions of Section 16.3 below, then as a part of the recovery set forth in Section 16.3 below, Landlord shall be entitled to the recovery of the Abated First Offer Rent.

                        1.5.3.2. In the event that Tenant delivers Tenant's Election Notice to Landlord after to June 30, 2002, the First Offer Rent payable by Tenant for the First Offer Space leased by Tenant shall be equal to the "Fair Market Rental Rate" for such First Offer Space, as that term is defined in and determined pursuant to the provisions of the Extension Option Rider attached to this Lease, and there shall be no abatement of the Expansion Rent, and the abatement provisions of Section 1.5.3.1 above or Section 3.1 below shall not apply.

                   1.5.4. Construction In First Offer Space. If Tenant timely elects to lease any First Offer Space pursuant to this Section 1.5, such First Offer Space shall be leased by Tenant in its "AS IS" condition as of the date Tenant delivers Tenant's Election Notice and as of the First Offer Space Commencement Date, and Landlord shall construct the initial tenant improvements for the First Offer Space pursuant to a tenant work letter to be attached as an exhibit to the First Offer Amendment (the "First Offer Work Letter"), which First Offer Work Letter shall be substantially the same as the Tenant Work Letter attached to this Lease as Exhibit D, except (i) the tenant improvement allowance to be provided by Landlord for the First Offer Space leased by Tenant shall be determined as provided hereinbelow, and (ii) the time deadlines for submittal and approval of plans and specifications and other actions required to be performed by Landlord and Tenant shall be revised pursuant to a schedule mutually approved by the parties and set forth in such First Offer Work Letter. In the event that Tenant delivers Tenant's Election Notice to Landlord prior to July 1, 2002, Landlord shall provide Tenant a tenant improvement allowance for the First Offer Space leased by Tenant of up to, but not exceeding, the product of $36.00 multiplied by the square feet of Rentable Area contained in the First Offer Space. In the event that Tenant delivers Tenant's Election Notice to Landlord after June 30, 2002, the tenant improvement allowance to be provided by Landlord, if at all, for the First Offer Space leased by Tenant shall be determined as part of the Fair Market Rental Rate payable therefor as set forth in Section 1.5.3.2 above. In addition to such tenant improvement allowance, if at the time Tenant delivers Tenant's Election Notice, Tenant has previously properly exercised Tenant's Expansion Option to lease the Expansion Space pursuant to Section 1.4 above, Tenant shall also have the option, exercisable by written notice delivered to Landlord concurrently with Tenant's Election Notice, to receive an allowance from Landlord (the "First Offer Moving/FF&E Allowance") in the amount of $170,000.00, to help reimburse Tenant for the costs incurred by Tenant in moving to the First Offer Space and acquiring and installing furniture, fixtures, equipment and other personal property in the First Offer Space on or before the first (1st) anniversary of the First Offer Space Commencement Date. The amount of the First Offer Moving/FF&E Allowance actually provided by Landlord to Tenant shall be amortized on a monthly basis over the first sixty (60) months of the First Offer Term (as defined in Section 1.5.5 below) together with interest at an interest rate of eleven percent (11%) per annum. As consideration for Landlord providing the First Offer Moving/FF&E Allowance to Tenant, such monthly amortized amount of the First Offer Moving/FF&E Allowance (the "First Offer Improvement Rent") shall be paid by
Tenant to Landlord as additional Rent, on the first (1st) day of each month during the first sixty (60) months of the First Offer Term. In the event this Lease, as amended by the First Offer Amendment, shall terminate for any reason, including without limitation as a result of a default by Tenant under the terms of this Lease, as amended by the First Offer Amendment, Tenant acknowledges and agrees that the unamortized balance of the First Offer Moving/FF&E Allowance which has not been paid by Tenant to Landlord as of the termination date shall become immediately due and payable as unpaid Rent which has been earned as of such termination date. In addition, in no event shall the First Offer
Improvement Rent be abated for any reason whatsoever, including without limitation, pursuant to Sections 1.5.3 or 3.1 or Articles 12 or 18 below.

                   1.5.5. First Offer Space Term; First Offer Space Commencement Date. The lease term for the First Offer Space (the "First Offer Space Term") leased by Tenant hereunder and the commencement of Tenant's payment of the First Offer Rent for such First Offer Space shall commence upon the date (the "First Offer Space Commencement Date") which is the earlier of: (i) the date Tenant commences business operations in the Space; or (ii) the later of (A) the date that the First Offer Space is Ready For Occupancy (to be defined in the First Offer Work Letter), or (B) November 1, 2002. The First Offer Term shall expire coterminously with the Lease Term for the initial Leased Premises.

                   1.5.6. Suspension of Right of First Offer. Notwithstanding anything in this Lease to the contrary, at Landlord's option, and in addition to all of Landlord's remedies under this Lease, at law or in equity, the right of first offer hereinabove granted to Tenant shall not be deemed to be properly exercised if, as of the date Tenant exercises its right of first offer or on the scheduled First Offer Space Commencement Date for the First Offer Space, Tenant is in default under this Lease, as amended by the First Offer Amendment. In addition, Tenant's right of first offer is personal to the Original Tenant, and may not be assigned or exercised, voluntarily or involuntarily, by or to, any person or entity other than the Original Tenant, and shall only be available to and exercisable by the Tenant if as of date of Tenant's Election Notice or the First Offer Space Commencement Date the Original Tenant has not assigned or sublet all or any portion of this Lease or the Leased Premises.

        2.    TERM.
        -----------

              2.1. Basic Term. The term of this Lease ("Lease Term") shall be as set forth in Section 7.1 of the Summary and shall commence on the date ("Commencement Date") set forth in Section 7.2 of the Summary, and shall terminate on the date (the "Expiration Date") set forth in Section 7.3 of the Summary, unless this Lease is extended pursuant to the Extension Option Rider attached hereto or sooner terminated as hereinafter provided. If Landlord does not deliver possession of the Leased Premises to Tenant on or before the anticipated Commencement Date (as set forth in Section 7.2(ii) of the Summary), Landlord shall not be subject to any liability nor shall the validity of this Lease nor the obligations of Tenant hereunder be affected. In the event that the Commencement Date is a date which is other than the anticipated Commencement Date set forth in Section 7.2(ii) of the Summary, within a reasonable period of time after the date Tenant takes possession of the Leased Premises Landlord shall deliver to Tenant an Amendment to Lease in the form attached hereto as Exhibit E, setting forth the Commencement Date and the Expiration Date, and Tenant shall execute and return such Amendment to Lease to Landlord within five
(5) days after Tenant's receipt thereof. In the event that Landlord does not deliver such Amendment to Lease to Tenant, the Commencement Date shall be deemed to be the anticipated Commencement Date set forth in Section 7.2(ii) of the Summary.

              2.2. Early Possession. If, prior to the Commencement Date, Tenant uses or occupies the Leased Premises or any part thereof with Landlord's prior written consent, for the purpose of completing alterations to the Leased Premises, Tenant agrees to observe and perform all the provisions of this Lease except those which require payment of Rent; provided, however, if Tenant commences business in any part of the Leased Premises prior to the scheduled commencement of the Lease Term, the Lease Term shall commence upon such commencement of business operations as set forth in Section 7.2 of the Summary.

              2.3. Delay in Substantial Completion; Special Rent Abatement; Termination Right.

                   2.3.1 Special Rent Abatement. If Substantial Completion of the Leased Premises has not occurred by April 1, 2002 (the "First Outside Date"), as such date may be extended as provided in Section 2.3.3 below, and the Commencement Date has not otherwise occurred by the First Outside Date (as so extended), then, for each day that Substantial Completion of the Leased Premises is actually delayed beyond the First Outside Date, and as Tenant's sole remedy for any such delay (except as provided in Section 2.3.2 below), Tenant shall be entitled to receive a day-for-day of abatement of Base Rent under this Lease for each day beyond the First Outside Date (as so extended) that Substantial Completion of the Leased Premises has not so occurred. Any such abatement of Base Rent provided in this Section 2.3.1 shall be credited toward the monthly Base Rent first payable under this Lease. If the Base Rent is abated pursuant to this Section 2.3.1, the Lease Term shall be extended by the number of days that Base Rent is so abated.

                   2.3.2 Termination Right; Second Outside Date. If Substantial Completion of the Leased Premises has not occurred by June 1, 2002 (the "Second Outside Date"), as such date may be extended as provided in Section 2.3.3 below, and the Commencement Date has not otherwise occurred by the Second Outside Date (as may be extended), then the sole remedy of Tenant for such failure (except as provided in Section 2.3.1 above) shall be the right to deliver a notice to Landlord (an "Early Termination Notice") electing to terminate this Lease effective upon the date occurring ten (10) business days following receipt by Landlord of the Early Termination Notice (the "Early Termination Date"). The Early Termination Notice must be delivered by Tenant to Landlord, if at all, not earlier than the Second Outside Date (as the same may be extended pursuant to
Section 2.3.3, below) nor later than fifteen (15) days after the Second Outside Date; provided, however, if Substantial Completion of the Leased Premises or the Commencement Date occurs prior to Tenant's delivery of any such Early Termination Notice, such Early Termination Notice shall be ineffective and Tenant shall have no such right to terminate this Lease due to any such delay in Substantial Completion of the Leased Premises beyond the Second Outside Date. The effectiveness of any such Early Termination Notice delivered by Tenant to Landlord shall be governed by the terms of this Section 2.3.2. Following any such termination of this Lease pursuant to this Section 2.3, Landlord and Tenant shall have no further obligation to each other under this Lease, except for those obligations which expressly survive termination of this Lease.

                   2.3.3 Extension of Outside Dates. The First Outside Date and Second Outside Date as set forth in Sections 2.3.1 and 2.3.2 above shall be extended day-for-day for each day (i) after December 21, 2001 that this Lease has not been executed and delivered by Tenant to Landlord and/or Tenant has not approved the Final Space Plan for the Leased Premises pursuant to Exhibit D, and
(ii) that the Commencement Date and/or Substantial Completion of the Leased Premises is delayed due to any "Tenant Delays" (as defined in the Tenant Work Letter) and/or delays described in Article 21 of this Lease.

              2.4. Early Termination Option. Notwithstanding anything to the contrary contained in this Lease, during the initial Lease Term, Tenant shall have the one-time option to terminate and cancel this Lease effective as of the last day of the seventh (7th) year of the initial Lease Term (the "Termination Date"), which right is contingent upon Tenant paying to Landlord the "Termination Consideration" (as defined below) in accordance with the following provisions of this Section 2.4. To exercise such termination option, Tenant must deliver to Landlord on or before the date which is six (6) months prior to the Termination Date: (i) written notice of Tenant's exercise of such option (the "Termination Notice"); and (ii) cash in the amount equal to the Termination Consideration. As used herein, the "Termination Consideration" shall mean an amount equal to eighteen (18) monthly installments of Base Rent applicable to the Leased Premises leased by Tenant as of the Termination Date, at the rate which would have been in effect for the eighteen (18) month period immediately following the Termination Date had this Lease not been terminated as provided herein. If Tenant properly and timely exercises the termination option in this
Section 2.4, this Lease shall expire at midnight on the Termination Date, and Tenant shall be required to surrender the Leased Premises to Landlord on or prior to such Termination Date in accordance with the applicable provisions of this Lease. The rights contained in this Section 2.4 are personal to the Original Tenant and may only be exercised by the Original Tenant (and not by any assignee, sublessee or other transferee of the Tenant's interest in this Lease or the Leased Premises, or any part thereof), when Tenant is not in default under this Lease beyond any applicable notice and cure periods.

        3.    RENT.
        -----------

              3.1. Base Rent. Tenant agrees to pay Landlord, promptly when due, without notice or demand and without deduction or set-off of any amount for any reason whatsoever, as "Base Rent" for the Leased Premises, the annual amounts set forth in Section 8 of the Summary, which shall be payable in the monthly installment amounts set forth in Section 8 of the Summary. Said monthly installments of Base Rent shall be payable in advance on the first day of each calendar month during the Lease Term, except that the Base Rent for the thirteenth (13th) full calendar month of the Lease Term shall be paid at the time of Tenant's execution of this Lease. Notwithstanding anything to the contrary contained herein and provided that Tenant faithfully performs all of the terms and conditions of this Lease, Landlord hereby agrees to abate Tenant's obligation to pay Tenant's monthly Base Rent (the "Abated Rent") for the initial Leased Premises leased by Tenant hereunder (and not any of the Expansion Space or First Offer Space leased by Tenant pursuant to Section 1.4 and 1.5 above) for the first twelve (12) full months of the initial Lease Term (the "Abatement Period"). During the Abatement Period, Tenant shall remain responsible for the payment of all of its other monetary obligations under this Lease. In the event of a default by Tenant under the terms of this Lease that results in early termination pursuant to the provisions of Section 16.3 below, then as a part of the recovery set forth in Section 16.3 below, Landlord shall be entitled to the recovery of the Abated Rent.

              3.2. Adjustment of Rent on Commencement or Expiration. In the event the Lease Term commences or expires on a day other than the first day of a calendar month, Tenant shall pay to Landlord on the first day of the Lease Term, or on the first day of the month in which the Lease Term expires, a sum determined by multiplying one-thirtieth (1/30th) of the monthly installment of Base Rent by the number of days in the first or last calendar month of the Lease Term.

              3.3. Operating Expenses. In addition to paying the Base Rent specified in Section 3.1 above, Tenant agrees to pay Landlord as additional rent "Tenant's Share" of "Operating Expenses", as those terms are defined in Sections
6.1 and 6.2 below, which are in excess of the Operating Expenses for the "Base Year", as such term is defined in Section 6.2 below.

              3.4. Place of Payment. Base Rent, Tenant's Share of Operating Expenses and all other sums or charges required by this Lease to be paid by Tenant to Landlord, all of which are herein sometimes collectively referred to as "Rent," shall be paid at the office of Landlord as set forth herein, or at such other place as Landlord may from time to time designate, in lawful money of the United States.

        4.    [INTENTIONALLY DELETED].
        ------------------------------

        5.    USE.
        ----------

              5.1. Permitted Use. Tenant shall use the Leased Premises solely for general office use consistent with the character of the Building as a first-class office building, and shall not permit the Leased Premises to be used for any other purpose; provided, however, Tenant shall be permitted to use the First Floor Space as a retail banking branch for retail banking purposes and general offices incidental thereto, consistent with the character of the Building as a first-class office building. Tenant shall conduct all retail banking activities on and maintain the First Floor Space as one of its highest quality retail bank branches consistent with the conduct and maintenance one would expect in the most visible ground floor space in comparable first-class office buildings in the central business district of downtown Denver, Colorado.

              5.2. Compliance with Laws. Tenant shall, at its sole cost and expense, promptly comply with all applicable laws, statutes, ordinances, rules, regulations, orders and requirements, and all recorded covenants, conditions and restrictions in effect during the Lease Term or any part of the Lease Term hereof, regulating Tenant's particular use or occupancy of the Leased Premises or imposing any duty on Landlord or Tenant with regard thereto or with regard to alteration thereof, including the requirements of federal, state, county and municipal authorities now in force or which may hereinafter be in force. Tenant shall not use or permit the use of the Leased Premises in any manner which may tend to create waste or a nuisance; nor which may tend to obstruct or interfere with the rights of other tenants of the Building or injure or annoy them.

              5.3. Insurance Cancellation. Tenant shall not do or permit anything to be done on or about the Leased Premises which may in any way increase the existing rate of any insurance policy covering the Building or Real Property or any of its contents or cause cancellation of any such insurance policy.

              5.4. Landlord's Rules and Regulations. Tenant shall observe and comply with the Building Rules and Regulations which are in effect on the date hereof, as set forth in the attached Exhibit C, and such reasonable amendments and additions thereto as Landlord may from time to time promulgate and enforce on a non-discriminatory basis. Landlord shall not be responsible to Tenant for the non-performance of said rules and regulations by any other tenants of the Building. Tenant shall not use or allow another person or entity to use any part of the Leased Premises for the storage, use, treatment, manufacture or sale of "Hazardous Material," as that term is defined below, except for ordinary and general office supplies typically used in the ordinary course of business within office space in first-class office buildings (such as copier, toner, liquid paper, glue, ink and common household cleaning supplies) which Tenant must use in compliance with all applicable laws. As used herein, the term "Hazardous

Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the state in which the Building is located or the United States Government.

        6.       OPERATING EXPENSES.
        ---------------------------

              6.1. Tenant's Obligations. In addition to the Base Rent provided hereinabove, Tenant shall pay to Landlord Tenant's Share of Operating Expenses, which are in excess of Tenant's Share of the Operating Expenses for the Base Year, incurred by Landlord on account of operation and maintenance of the Building and Real Property during the Lease Term. For purposes hereof, "Tenant's Share" shall mean the percentage set forth in Section 10 of the Summary which was calculated by dividing the Rentable Area of the Leased Premises set forth in
Section 6.1 of the Summary, by the total Rentable Area within the Building set forth in Section 10 of the Summary. Landlord reserves the right, in its sole discretion, to increase or decrease from time to time the total Rentable Area of the Building, but not the initial Premises or Expansion Space, based upon Landlord's standard Rentable Area measurement standards used for the Building as set forth in Section 1.2 of this Lease.

        6.2.     Definitions.
        --------------------

                   6.2.1.  "Base Year" shall mean the calendar year set forth in
Section 11 of the Summary.

                   6.2.2. "Expense Year" shall mean each calendar year during the Lease Term (or partial calendar year if the Lease Term commences or ends on other than the first or last day of a calendar year); provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive-month period, and, in the event of any such change, Tenant's Share of Operating Expenses shall be equitably adjusted for any Expense Year involved in any such change.

                   6.2.3. "Operating Expenses", for purposes hereof, are intended to be inclusive of all costs of operating and maintaining the Building and the Real Property, except franchise, estate, inheritance, net income, gift, corporate and excess profit taxes of Landlord, interest on and capital retirement of Landlord's mortgage loans, costs charged by Landlord directly to specific tenants (including any utilities separately metered and charged to specific tenants), and those items listed in Section 6.2.4 below. Landlord agrees to make reasonable efforts to minimize operating costs insofar as such efforts are not inconsistent with Landlord's intent to operate and maintain the Building in the first-class manner. Operating Expenses may include, but shall not be limited to the following:

                   6.2.3.1. "Tax Expenses", which for purposes hereof shall mean, collectively, any and all general and special taxes and impositions of every kind and nature whatsoever levied, assessed, or imposed upon, or with respect to the Building and Real Property, any leasehold improvements, fixtures, installations, additions, and equipment, whether owned by Landlord or Tenant, or either because of or in connection with Landlord's ownership, leasing and operation of the Building and Real Property, including, without limitation, real estate taxes, personal property taxes, sewer rents, water rents, general or special assessments, duties or levies charged or levied upon or assessed against the Building and Real Property and related personal property, transit taxes, all costs and expenses (including legal fees and court costs) charged for the protest or reduction of property taxes or assessments in connection with the Building and Real Property, or any tax or excise on rent or any other tax (however described) on account of rental received for use and occupancy of any or all of the Building or Real Property (except Landlord's net income taxes), whether any such taxes are imposed by the United States, the State of Colorado, the County of Denver, or any local governmental municipality, authority, or agency or any political subdivision of any thereof. In no event, however, shall Tax Expenses for any Expense Year be less than the component of Tax Expenses comprising a portion of the Base Year.

                   6.2.3.2. All costs and expenses to Landlord in maintaining fire and extended coverage insurance, property damage, liability and rent loss insurance and any other insurance maintained by Landlord covering the use and operation of the Building, Common Areas, and Real Property which is customary in comparable buildings in the area or which is reasonably deemed prudent by Landlord.

                   6.2.3.3. All costs and expenses of repairing, operating and maintaining the heating, ventilating and air conditioning system for the Building, including the cost of all utilities required in the operation thereof, except those paid directly by tenants of the Building and including the cost of replacements of equipment used in connection with such repair and maintenance work and all costs and expenses incurred in making alterations or additions to the heating, ventilating and air conditioning system in order to comply with governmental rules, regulations and statutes.

                   6.2.3.4. The costs of capital improvements and structural repairs and replacements made in or to the Building in order to conform to changes subsequent to the Commencement Date in any applicable laws, ordinances, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction over the Building (herein "Required Capital Improvements") and the costs of any capital improvements and structural repairs and replacements designed primarily to reduce Operating Expenses or to reduce the rate of increase in Operating Expenses (herein "Cost Savings Improvements"). The expenditures for Required Capital Improvements and Cost Savings Improvements shall be reimbursed to Landlord in equal installments over the useful life of such capital improvement or structural repair or replacement (as reasonably determined by Landlord) together with interest on the balance of the unreimbursed expenditure at a rate equal to the floating commercial loan rate announced from time to time by the Wall Street Journal as the prime rate, plus one percent (1%) per annum (the "Interest Rate") which is in effect on the date the expenditure was incurred by Landlord; provided, however, the amount to be reimbursed for any Cost Savings Improvements shall be limited in any year to the estimated reduction or estimated savings in Operating Expenses as a result thereof.

                   6.2.3.5. All costs and expenses incurred by Landlord in providing standard services and utilities to tenants of the Building, including office janitorial services, window washing and utilities not separately metered and not charged by Landlord directly to specific tenants; together with the cost of replacement of building standard electric light bulbs and fluorescent tubes and ballasts, which Landlord shall have the exclusive right to provide and install.

                   6.2.3.6. All costs and expenses incurred by Landlord in operating, managing, repairing and maintaining the Building and Real Property, including all sums expended in connection with the Common Areas for general maintenance and repairs, resurfacing, painting, restriping, cleaning, sweeping and janitorial services, window washing, maintenance and repair of elevators, stairways, sidewalks, curbs and Building signs, sprinkler systems, planting and landscaping, lighting and other utilities, maintenance and repair of any fire protection systems, automatic sprinkler systems, lighting systems, emergency back-up utility systems, storm drainage systems and any other utility systems, personnel to implement such services and to police the Common Areas, rental and/or depreciation of machinery and equipment used in such maintenance and services, police and fire protection services, trash removal services, all costs and expenses pertaining to snow and ice removal, security systems, utilities, premiums and other costs for worker's compensation insurance, wages, withholding taxes, social security taxes, personal property taxes, fees for required licenses and permits, supplies, and charges for management of the Building and Common Areas. Costs and expenses incurred by Landlord in operating, managing, repairing and maintaining the Building and Real Property which are incurred exclusively for the benefit of specific tenants of the Building will be billed accordingly and will not be included within the general Operating Expenses.

                   6.2.3.7. If the Building is not ninety-five percent (95%) occupied during all or a portion of any calendar year, Landlord shall make an appropriate adjustment to those components of Operating Expenses which vary based upon occupancy for such year or applicable portion thereof, employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Building been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year, or applicable portion thereof. Landlord shall have the right, from time to time, to reasonably and equitably allocate some or all of the Operating Expenses among different cost pools for the Building, including, but not limited to, a separate cost pool for office space tenants of the Building and a separate cost pool for retail space tenants of the Building.

                   6.2.3.8. Notwithstanding anything to the contrary set forth in this Article 6, when calculating Operating Expenses for the Base Year, Operating Expenses shall exclude market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes, deregulation or other shortages. In addition, if in any Expense Year subsequent to the Base Year, the amount of Operating Expenses decreases due to a reduction in the cost of providing utilities, security and/or other services to the Real Property for any reason, including without limitation, because of deregulation of the utility industry and/or reduction in rates achieved in contracts with utilities and/or service providers, then for purposes of the Expense Year in which such decrease in Operating Expenses occurred and all subsequent Expense Years, the Operating Expenses for the Base Year shall be decreased by an amount equal to such decrease.

                   6.2.4. Notwithstanding anything herein to the contrary, Operating Expenses shall not include the following:

                   6.2.4.1. Costs, including permit, license and inspection costs, incurred with respect to the installation of improvements made for other tenants or occupants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for other tenants or occupants of the Building;

                   6.2.4.2. Costs, including penalties, fines and associated legal expenses, incurred due to the violation by Landlord or any other tenant in the Building of applicable laws, that would not have been incurred but for any such violations by Landlord or any tenant in the Building;

                   6.2.4.3. Tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments when due or to file any income tax or informational returns when due;

                   6.2.4.4. Costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except actions where the default of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building, costs of any disputes between Landlord and its employees (if any) not engaged in the operation of the Building, disputes of Landlord with building or parking management, or outside fees paid in connection with disputes with other tenants;

                   6.2.4.5. costs incurred to comply with applicable laws with respect to the cleanup, removal, investigation and/or remediation of any Hazardous Materials (as such term is defined in Section 5.4 above) in, on or under the Real Property and/or the Building to the extent such Hazardous Materials are: (i) in existence as of the date of execution of this Lease and in violation of applicable laws in effect as of such date, and were of such a nature that a federal, state or municipal governmental or quasi-governmental authority, if it had then had knowledge of the presence of such Hazardous
Materials,  in the state and under the  conditions  that the same existed in the

Building or on the Real Property, would have then required removal, remediation or other action with respect to such Hazardous Materials; or (ii) introduced onto the Real Property and/or the Building after the date of execution of this Lease by Landlord or any of Landlord's agents, employees, contractors or other tenants in violation of applicable laws in effect at the date of introduction, and were of such a nature that a federal, state or municipal governmental or quasi-governmental authority, if it had then had knowledge of the presence of such Hazardous Materials, in the state and under the conditions that the same existed in the Building or on the Real Property, would have then required removal, remediation or other action with respect to such Hazardous Materials;

                   6.2.4.6. costs of a capital nature for the Real Property, except as specifically set forth in Section 6.2.3 above;

                   6.2.4.7. marketing costs including any sale/transfer/leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, agreements, leases, subleases and/or assignments, space planning costs, and other costs and expenses (other than tax expenses) incurred in connection with sale/transfer/lease, sublease and/or assignment negotiations and transactions with present or prospective purchasers, tenants or other occupants of the Real Property; and

                   6.2.4.8. costs (including, without limitation, fines, penalties, interest, and costs of repairs, replacements, alterations and/or improvements) incurred in bringing the Real Property into compliance with applicable laws (including the Americans with Disabilities Act) in effect as of the date of execution of this Lease and as interpreted by applicable governmental authorities as of such date, to the extent such violations exist as of the date of execution of this Lease under any applicable laws in effect and as interpreted by applicable governmental authorities as of such date.

        6.3.  Calculation and Payment of Operating Expenses.
        ---------------------------------------------------

              6.3.1. Calculation of Excess and Underage. If for any Expense Year ending or commencing within the Lease Term, Tenant's Share of Operating Expenses for such Expense Year exceeds Tenant's Share of Operating Expenses for the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 6.3.2, below, as additional rent, an amount equal to the excess (the "Excess").

              6.3.2. Statement of Actual Operating Expenses and Payment by Tenant. Landlord shall endeavor to give to Tenant on or before the first day of April following the end of each Expense Year, a statement (the "Statement") which shall state the Operating Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount, if any, of any Excess. Upon receipt of the Statement for each Expense Year ending during the Lease Term, if an Excess is present, Tenant shall pay, within twenty (20) days after receipt of said Statement, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as Estimated Excess (as defined in Section 6.3.3 below). If any Statement reflects that Tenant has overpaid Tenant's Share of Operating Expenses for such Expense Year, Landlord shall remit to Tenant, within twenty (20) days after delivery of such applicable Statement, the amount of the overpayment. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this Article 6. Even though the Lease Term has expired and Tenant has vacated the Leased Premises, when the final determination is made of Tenant's Share of the Operating Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall immediately pay to Landlord an amount as calculated pursuant to the provisions of Section 6.3.1 of this Lease. The provisions of this Section 6.3.2 shall survive the expiration or earlier termination of the Lease Term.

              6.3.3. Statement of Estimated Operating Expenses. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Operating Expenses for the then-current Expense Year shall be and the estimated Excess (the "Estimated Excess") as calculated by comparing Tenant's Share of Operating Expenses, which shall be based upon the Estimate, to Tenant's Share of Operating Expenses for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 6. If pursuant to the Estimate Statement an Estimated Excess is calculated for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 6.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve
(12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

        7.    UTILITIES AND SERVICES.
        ----------------------------

              7.1.   Standard  Tenant  Services.   Landlord  shall  provide  the
following services on all days during the Lease Term, unless otherwise stated below.

              7.1.1. Subject to reasonable changes implemented by Landlord and to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning when necessary for normal comfort for normal office use in the Leased Premises, from Monday through Friday, during the period from 7:00 a.m. to 6:00 p.m., and on Saturday during the period from 7:00 a.m. to 1:00 p.m., except for the date of observation of New Year's Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and other nationally recognized holidays (collectively, the "Holidays").

              7.1.2. Landlord shall provide adequate electrical wiring and facilities and power for normal general office use for Building standard lighting and standard office equipment, as determined by Landlord. Tenant shall bear the cost of replacement of non-Building standard lamps, starters and ballasts for lighting fixtures within the Leased Premises.

              7.1.3. Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes.

              7.1.4. Landlord shall provide janitorial services five (5) days per week, except the date of observation of the Holidays, in and about the Leased Premises and window washing services in a manner consistent with other comparable buildings in the vicinity of the Building.

              7.1.5. Except when repairs or inspections are being made thereto, and subject to such rules and regulations as established by Landlord from time to time, Landlord shall provide nonexclusive automatic passenger elevator service for use by Tenant, its customers and employees at all times.

              7.2. Overstandard Tenant Use. Tenant shall not, without Landlord's prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than building standard lights in the Leased Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Leased Premises by Landlord pursuant to the terms of Section 7.1 of this Lease. If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Leased Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. If Tenant uses water or heat or air conditioning in excess of that supplied by Landlord pursuant to Section 7.1 of this Lease, or if Tenant's consumption of electricity shall exceed five (5) watts connected load per square foot of Rentable Area of the Leased Premises, calculated on an monthly basis for the hours described in Section 7.1.1 above, Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, including the cost of such additional metering devices. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 7.1 of this Lease, Tenant shall give Landlord such prior notice, as Landlord shall from time to time establish as appropriate, of Tenant's desired use and Landlord shall supply such utilities to Tenant at such hourly cost to Tenant as Landlord shall from time to time establish. Amounts payable by Tenant to Landlord for such use of additional utilities shall be deemed additional rent hereunder and shall be billed on a monthly basis.

              7.3. Additional Services. Landlord shall also have the exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing, non-Building standard lamp replacement, additional janitorial service and additional repairs and maintenance, provided that Tenant shall pay to Landlord upon billing, the sum of all costs to Landlord of such additional services plus an administration fee. Charges for any service for which Tenant is required to pay from time to time hereunder, shall be deemed additional rent hereunder and shall be billed on a monthly basis.

              7.4. Interruption of Services. Subject to Section 7.5 below, Landlord shall not be liable for any damage, loss or expense incurred by Tenant by reason of any interruption or failure of the utilities and services. Landlord may, with notice to Tenant, or without notice in case of emergency, cut off and discontinue utilities and service when such discontinuance is necessary in order to make repairs or alterations. No such action shall be construed as an eviction or disturbance of possession by Landlord or relieve Tenant from paying Rent (except as provided in Section 7.5 below) or performing any of its obligations under this Lease.

              7.5. Abatement of Rent When Tenant Is Prevented From Using Leased Premises. In the event that Tenant is prevented from using, and does not use, the Leased Premises or any portion thereof, for seven (7) consecutive business days (the "Eligibility Period") as a result of Landlord's failure to provide to the Leased Premises any of the essential utilities and services required to be provided in Sections 7.1.1 and 7.1.2 above, then Tenant's obligation to pay Base Rent and Operating Expenses shall be abated or reduced, as the case may be, from and after the first (1st) day following the Eligibility Period and continuing until such time that Tenant continues to be so prevented from using, and does not use, the Leased Premises or a portion thereof, in the proportion that the Rentable Area of the portion of the Leased Premises that Tenant is prevented from using, and does not use, bears to the total Rentable Area of the Leased Premises; provided, however, that Tenant shall only be entitled to such abatement of rent if the matter described in this sentence is caused by Landlord's negligence or willful misconduct. To the extent Tenant shall be entitled to abatement of rent because of a damage or destruction pursuant to
Article 12 or a taking pursuant to Article 18, then the Eligibility Period shall not be applicable. Notwithstanding anything to the contrary set forth in this Lease, in the event that Tenant is prevented from using, and does not use, the Leased Premises or any portion thereof, for one hundred eighty (180) consecutive days as a result of the matters described above in this Section 7.5, then Tenant shall have the right to terminate this Lease by delivering to Landlord written termination notice within five (5) days after the end of such one hundred eighty
(180) day period; provided, however, Tenant shall not have such termination right if any of such events described in this Section 7.5 are caused by a damage or destruction pursuant to Article 12 or a taking pursuant to Article 18, as Tenant's termination rights for such casualty and taking events are expressly provided in and are governed by Articles 12 and 18 of this Lease, respectively.

        8.    MAINTENANCE AND REPAIRS.
        ------------------------------

              8.1. Tenant's Repairs. Subject to Landlord's repair obligations in
Section 8.2 below, and subject to Section 22.18 below, Tenant shall, at Tenant's own expense, keep the Leased Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant's own expense but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Leased Premises and replace or repair all damaged or broken fixtures and appurtenances; provided however, that, at Landlord's option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Leased Premises at all reasonable times to make such repairs, alterations, improvements and additions to the Leased Premises or at the Building or to any equipment located in the Building as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree.

              8.2. Landlord's Repairs. Anything contained in Section 8.1 above to the contrary notwithstanding, Landlord shall repair and maintain the structural portions of the Building, including the basic plumbing, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord (but not including any non-base building facilities installed by or on behalf of Tenant); provided, however, to the extent such maintenance and repairs are caused in part or in whole by the act, neglect, fault of or omission of any duty by Tenant, its agents, servants, employees or invitees, Tenant shall pay to Landlord as additional rent, the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs, or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. There shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Leased Premises or in or to fixtures, appurtenances and equipment therein. Tenant hereby waives and releases any right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

              8.3. Notification to Landlord. Tenant agrees to promptly notify Landlord or its representative of any accidents or defects in the Building of which Tenant becomes aware, including defects in pipes, electrical wiring and HVAC equipment. In addition, Tenant shall provide Landlord with prompt notification of any matter or condition which may cause injury or damage to the Building or any person or property therein.

              8.4. Condition Upon Expiration of Lease. Upon the expiration of the Lease Term, or any sooner termination, Tenant shall remove all of its personal property, including, without limitation, any wiring or cabling installed in the Leased Premises by on or behalf of Tenant, and any alterations and improvements required to be removed pursuant to Section 9.2 below and surrender the Leased Premises in good condition, ordinary wear and tear excepted; provided, however, Tenant shall not be required to remove from the Leased Premises pursuant to this Section 8.4 or Section 9.2 below the bank vault existing in the Leased Premises as of date of execution of this Lease. Tenant shall repair, at its expense, any damage to the Leased Premises occasioned by its removal of any article of personal property, trade fixtures, furnishings, signs, and improvements including but not limited to repairing the floor, patching holes and painting walls.

        9.    ALTERATIONS AND ADDITIONS.
        -------------------------------

              9.1. Landlord's Consent Required. Tenant shall not make any alterations or additions to the Leased Premises without first procuring Landlord's written consent, which consent shall not be unreasonably withheld. In no event, however, shall Tenant alter the exterior of the Leased Premises or make any change or alteration which would impair the structural soundness of the Building. Upon obtaining such consent, Tenant shall cause the work to be done promptly and in good and workmanlike manner and in accordance with the plans and specifications submitted to and approved by Landlord. Landlord's consent notwithstanding, all work shall be performed in accordance with applicable building codes and governmental regulations. All work done and materials supplied shall be done or supplied only by contractors approved by Landlord, and Landlord shall have the right to grant such approval conditionally or to withdraw the same at any time. Landlord's approval thereunder shall create no responsibility or liability on the part of Landlord for the completeness, design, sufficiency or compliance with all laws, rules and regulations of governmental agencies or authorities regarding the alterations. The construction of the initial Tenant Improvements for the Leased Premises shall be governed by the provisions of Exhibit D and not this Article 9. Any and all alterations or additions to the Leased Premises to be performed by or on behalf of Tenant shall be further subject to the provisions of Section 22.18 below.

              9.2. Surrender at End of Lease Term. Any alterations, additions and improvements made by Tenant on the Leased Premises, except Tenant's trade fixtures, shall at once when made become property of Landlord and remain upon and be surrendered with the Leased Premises at the expiration of the Lease Term, unless prior to the termination date Landlord provides written notice to Tenant to remove the same, in which case Tenant shall remove same on or before the expiration of the Lease Term, and repair any damage resulting from such removal; provided, however, Tenant shall not be required to remove from the Leased Premises pursuant to this Section 9.2 or Section 8.4 above the bank vault existing in the Leased Premises as of date of execution of this Lease.

              9.3. Payment for Work. All costs of any such work shall be paid promptly by Tenant so as to avoid the assertion of any mechanic's or materialman's lien. Tenant shall discharge, by bonding, payment or other means, any mechanic's lien filed against the Leased Premises or the Building within thirty (30) days after the receipt of notice thereof, and shall promptly inform

Landlord of any such notice.  If the lien is not  discharged  within said thirty
(30) day period, Landlord shall have the right, but not the obligation, to discharge said lien by payment, bonding or otherwise, and the costs and expenses to Landlord of obtaining such discharge shall be paid to Landlord by Tenant on demand as additional rent. Whether or not Tenant orders any work directly from Landlord, Tenant shall pay to Landlord a percentage of the cost of such work (such percentage, which shall vary depending upon whether or not Tenant orders the work directly from Landlord, to be established on a uniform basis for the Building, but not to exceed five percent (5%) of the cost of the work) sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work.

              9.4. Protection against Liens. At least five (5) days prior to the commencement of any work on the Leased Premises, Tenant shall notify Landlord of the names and addresses of the persons supplying labor and materials for the proposed work so Landlord may avail itself of the provisions of statutes such as
Section 38-22-105 of the Colorado Revised Statutes. During the progress of any such work on the Leased Premises, Landlord or its representatives shall have the right to go upon and inspect the Leased Premises at all reasonable times, and shall have the right to post and keep posted thereon notices such as those provided for by CRS Section 38-22-105 or to take any further action which Landlord may deem to be proper for the protection of Landlord's interest in the Leased Premises.

              9.5.  Automated  Teller  Machine.  The  Original  Tenant,  and any
Affiliate to which Tenant's entire interest in this Lease has been assigned pursuant to Section 15.7 below, shall have the exclusive right during the Lease Term to install and use one (1) automated teller machine ("ATM") (and any replacements of such ATM with any other banking safety and service equipment as Tenant may deem desirable, subject to Landlord's prior approval, based on subsequent technical and competitive developments); provided, however, in the event Tenant fails to commence the functioning and service (allowing for customer and non-customer use) of such ATM within one hundred eighty (180) days following the Lease Commencement Date, or fails at any time during the Lease Term to continously provide the funding and service of such ATM for more than ninety (90) consecutive days, such right to use and install the ATM shall be on a non-exclusive basis during the Lease Term. Tenant's right to install the ATM shall be subject to and conditioned upon Tenant obtaining, at Tenant's sole cost and expense, all required governmental approvals and Landlord's prior written approval as to materials, design, exact location, quality and all other specifications thereof (including Tenant's name and/or logo on such ATM). The ATM shall be installed and maintained, at Tenant's sole cost and expense, pursuant to an installation and maintenance program approved by Landlord. Upon the expiration or early termination of this Lease, Tenant shall, at its sole cost and expense, remove the ATM and return that portion of the Building and Leased Premises to the same or substantially similar condition as existing immediately prior to Tenant's installation of such ATM, reasonable wear and tear excepted. If Tenant fails to remove such ATM and restore the Building and Leased Premises as provided in this Section 9.5 within ten (10) days following the expiration or early termination of this Lease, then Landlord may perform such work, and all costs and expenses incurred by Landlord in so performing such work shall be reimbursed by Tenant to Landlord within ten (10) days after Tenant's receipt of invoice therefor.

        10.   INSURANCE.
        ---------------

              10.1. Tenant's Compliance with Landlord's Fire and Casualty Insurance. Tenant shall, at Tenant's expense, comply as to the Leased Premises with all insurance company requirements pertaining to the use of the Leased Premises. If Tenant's conduct or use of the Leased Premises causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

              10.2. Tenant's Insurance. Tenant shall maintain the following coverages in the following amounts.

              10.2.1. Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Leased Premises, including a Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Article 11 of this Lease, (and with owned and non-owned automobile liability coverage, and liquor liability coverage in the event alcoholic beverages are served on the Leased Premises) for limits of liability not less than:

Bodily Injury and                                  $3,000,000 each occurrence
Property Damage Liability                          $3,000,000 annual aggregate

Personal Injury Liability                          $3,000,000 each occurrence
                                                   $3,000,000 annual aggregate
                                                   0% Insured's participation

              10.2.2. Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Leased Premises installed by, for, or at the expense of Tenant, (ii) the Tenant Improvements, including any Tenant Improvements which Landlord permits to be installed above the ceiling of the Leased Premises or below the floor of the Leased Premises, and (iii) all other improvements, alterations and additions to the Leased Premises, including any improvements, alterations or additions installed at Tenant's request above the ceiling of the Leased Premises or below the floor of the Leased Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

              10.2.3. Workers' compensation insurance as required by law.

              10.2.4. Loss-of-income, business interruption and extra-expense insurance in such amounts as will reimburse Tenant for direct and indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of loss of access to the Leased Premises or to the Building as a result of such perils.

              10.2.5. Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall: (i) name Landlord, Landlord's lenders, the lessors of a ground or underlying lease with respect to the Real Property and any other party Landlord so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under Article 11 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the state in which the Real Property is located;
(iv) be primary  insurance  as to all claims  thereunder  and  provide  that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee or ground or underlying lessor of Landlord; (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord; and (vii) with respect to the insurance required in Sections 10.2.1, 10.2.2, 10.2.4 and 10.2.5 above, have deductible amounts not exceeding $5,000.00. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. If Tenant shall fail to procure such insurance, or to deliver such policies or certificate, within such time periods, Landlord may, at its option, in addition to all of its other rights and remedies under this Lease, and without regard to any notice and cure periods set forth in Section 16.1, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within ten (10) days after delivery of bills therefor.

              10.3. Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be. Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft, public liability, or other similar insurance.

              10.4. Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Leased Premises and Tenant's operations therein, as may be reasonably requested by Landlord.

              11. INDEMNITY.
              --------------

              11.1. Indemnification of Landlord. Tenant shall indemnify and hold Landlord harmless from and against any and all losses, claims and damages arising from Tenant's use of the Leased Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant in or about the Leased Premises, and shall further indemnify and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant or any of its agents, contractors or employees, and from and against all costs, attorney's fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risks of damage to property or injury to persons in, upon or about the Leased Premises; provided, however, that the foregoing assumption of risk shall not apply to damage or injury to the extent resulting from Landlord's negligence or willful misconduct and not insured or required to be insured by Tenant hereunder.

              11.2. Limitation of Liability. Landlord shall not be liable for injury or damage which may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees or customers, or any other person in or about the Leased Premises caused by or resulting from fire, steam, electricity, gas or water, which may leak or flow from or into any part of the Leased Premises, or from breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, whether the said damage or injury results from conditions arising upon the Leased Premises or upon other portions of the Building of which the Leased Premises are a part, or from other sources; provided, however, that the foregoing limitation on Landlord's liability shall not apply to injury or damage to the extent resulting from Landlord's negligence or willful misconduct and not insured or required to be insured by Tenant hereunder. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of the Building. In no event shall Landlord be liable for consequential damages.

        12.   DAMAGE, DESTRUCTION AND BUSINESS INTERRUPTION.
        ----------------------------------------------------

              12.1. Repair of Damage to Leased Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Leased Premises resulting from fire or any other casualty. If the Leased Premises or any Common Areas of the Building serving or providing access to the Leased Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 12, restore the structural components of the Leased Premises and such Common Areas. Such restoration shall be to substantially the same condition of the structural components of the Leased Premises and Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building, or the lessor of a ground or underlying lease with respect to the Real Property and/or the Building, or any other modifications to the Common Areas deemed desirable by Landlord, provided access to the Leased Premises and any common restrooms serving the Leased Premises shall not be materially impaired. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Leased Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.2 above pertaining to all tenant improvements and alterations in the Leased Premises (but not Tenant's personal property), and Landlord shall repair any injury or damage to the tenant improvements and alterations installed in the Leased Premises and shall return such tenant improvements and alterations to their original condition; provided that if the cost of such repair of such tenant improvements and alterations by Landlord exceeds the amount of insurance proceeds therefor received by Landlord from Landlord's insurance obtained as part of Operating Expenses and from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's repair of the damage. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Leased Premises or Common Areas necessary to Tenant's occupancy, and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's employees, contractors, licensees, or invitees, Landlord shall allow Tenant a proportionate abatement of Base Rent and Tenant's proportionate share of Operating Expenses to the extent Landlord is reimbursed from the proceeds of rental interruption insurance purchased by Landlord as part of Operating Expenses, during the time and to the extent the Leased Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied and used by Tenant as a result thereof.

              12.2. Landlord's Option to Repair. Within sixty (60) days after Landlord becomes aware of such damage, Landlord shall notify Tenant in writing ("Landlord's Damage Notice") of the estimated time, in Landlord's reasonable judgment, required to substantially complete the repairs of such damage (the "Estimated Repair Period"). Notwithstanding the terms of Section 12.1 of this Lease, Landlord may elect not to rebuild and/or restore the Leased Premises and/or Building and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after Landlord becomes aware of such damage, such notice to include a termination date giving Tenant up to ninety
(90) days to vacate the Leased Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, whether or not the Leased Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within one hundred eighty
(180) days of the date of damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or ground or underlying lessor with respect to the Real Property and/or the Building shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground or underlying lease, as the case may be; or (iii) the damage is not fully covered by Landlord's insurance policies; provided, however, that (A) if Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above, (B) the damage constitutes a Tenant Damage Event (as defined below), and (C) the repair of such damage cannot, in the reasonable opinion of Landlord, as set forth in Landlord's Damage Notice, be completed within one hundred eighty (180) days after the date of the damage, then Tenant may elect to terminate this Lease by delivering written notice thereof to Landlord within fifteen (15) days after Tenant's receipt of Landlord's Damage Notice, which termination shall be effective as of the date of Tenant's termination notice. As used herein, a "Tenant Damage Event" shall mean damage to all or any part of the Leased Premises or any common areas of the Building providing access to the Leased Premises by fire or other casualty, which damage is not the result of the negligence or willful misconduct of Tenant or any of Tenant's employees, agents, contractors or licensees, and which damage substantially interferes with Tenant's use of or access to the Leased Premises and would entitle Tenant to an abatement of Rent pursuant to Section 12.1 above. In addition, in the event that the Leased Premises or the Building is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term, then notwithstanding anything contained in this Article 12, Landlord shall have the option to terminate this Lease, and to the extent such destruction or damage constitutes a Tenant Damage Event and the repair of same is reasonably expected by Landlord to require more than sixty (60) days to complete, Tenant shall have the option to terminate this Lease, by giving written termination notice to the other party of the exercise of such option within thirty (30) days after the date of such damage or destruction. Upon any such termination of this Lease pursuant to this Section 12.2, Tenant shall pay the Base Rent and additional rent, properly apportioned up to such date of termination (but subject to any abatement as provided in Section 12.1 above), and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

              12.3. Waiver of Statutory Provisions. The provisions of this Lease, including this Article 12, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Leased Premises, the Building or any other portion of the Real Property, and any statute or regulation of the state in which the Building is located, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Leased Premises, the Building or any other portion of the Real Property.

              12.4. Tenant's Responsibilities. There shall be no abatement of rent (except as expressly provided above in Section 12.1) and no liability of

Landlord by reason of any injury to or interference with Tenant's business or property arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Leased Premises or in or to fixtures, appurtenances and equipment therein. Tenant understands Landlord will not carry insurance of any kind on Tenant's furniture, furnishings and other personal property, and Landlord shall not be obligated to repair any damage thereto or replace the same. All such property shall be kept, stored and maintained at the sole risk of Tenant.

        13.   TENANT TAXES.
        ------------------

              13.1. Personal Property. Tenant shall pay, prior to delinquency, all taxes, assessments, license fees and public charges levied, assessed or imposed upon or measured by the value of Tenant's business operation, and/or the cost or value of any furniture, fixtures, equipment and other personal property of Tenant at any time situated upon or in the Leased Premises. Tenant shall cause all such personal property to be assessed and billed separately from the real property of Landlord.

              13.2. Other Taxes for Which Tenant Is Directly Responsible. In addition, Tenant shall reimburse Landlord upon demand for any and all taxes or assessments required to be paid by Landlord, excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

              13.2.1. Said taxes are measured by or reasonably attributable to the cost or value of any leasehold improvements made in or to the Leased Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord;

              13.2.2. Said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Leased Premises or any portion of the Real Property;

              13.2.3. Said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Leased Premises; or

              13.2.4. Said assessments are levied or assessed upon the Real Property or any part thereof or upon Landlord and/or by any governmental authority or entity, and relate to the construction, operation, management, use, alteration or repair of mass transit improvements.

              13.3. Increase in Taxes. If at any time during the Lease Term any of Tenant's property is assessed as a part of the Leased Premises, or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed on Tenant's property or other improvements made by Tenant, Tenant shall pay to Landlord upon demand, as additional rent, the amount of any such additional taxes as may be levied against the Building or Real Property by reason thereof.

        14.   COMMON AREAS.
        ------------------

              14.1. Definition. The term "Common Areas" means all areas and facilities outside the Leased Premises provided and designated for the common use and convenience of Tenant and other tenants of the Building, their respective officers, agents, employees, customers and invitees. Common Areas include, but are not limited to, corridors, lobbies, pedestrian sidewalks, stairways, landscaped areas, restrooms on multi-tenant floors, elevators and shipping and receiving areas of the Building.

              14.2. Maintenance. Landlord agrees to maintain, operate and repair (or cause others to do so) all Common Areas consistent with the character of the Building as a first-class office building and to keep same in clean and sightly condition during the Lease Term. The manner in which such areas and facilities shall be maintained and the expenditures therefor shall be at the discretion of Landlord and as to all such Common Areas Landlord shall have the right to adopt and promulgate reasonable rules and regulations from time to time generally applicable to tenants and occupants of the Building and their employees and business invitees. For the purpose of maintenance and repair, or to avoid an involuntary taking, Landlord may temporarily close portions of the Common Areas, and such actions shall not be deemed an eviction of Tenant or a disturbance of Tenant's use of the Leased Premises.

              14.3. Tenant's Rights and Obligations. Landlord grants to Tenant, during the Lease Term, the license to use, for the benefit of Tenant and its officers, agents, employees, customers and invitees, in common with others entitled to such use, the Common Areas as they from time to time exist, subject to the rights and privileges of Landlord herein reserved. Tenant shall not at any time interfere with the rights of Landlord and others entitled to use any part of the Common Areas, and shall not store, permanently or temporarily, any materials, supplies or equipment in the Common Areas.

              14.4. Changes to Common Area. Landlord shall have the right at any time during the Lease Term to change, alter, remodel, reduce, expand or improve the Common Areas, elevators, drains, pipes, heating and air conditioning apparatus or any other part of the Building, except the Leased Premises, without compensation to Tenant. For such purposes, Landlord or its agents or employees may, if necessary, enter, pass through and work upon the Leased Premises; provided Landlord shall carry out such work diligently and reasonably and provide Tenant with at least 24 hours' prior notice of any such entry into the Leased Premises (except no such notice shall be required in cases of emergency). If there is a change in the area of the Common Areas as a result of any of the foregoing, Landlord shall cause adjustments in the computation of Operating Expenses as shall be necessary to provide for any such changes.

        15.   ASSIGNMENT AND SUBLETTING.
        --------------------------------

              15.1. Transfers. Subject to Section 15.7 below, Tenant shall not, without the prior written consent of Landlord, voluntarily or by operation of law, assign, sublet, encumber or transfer all or any part of Tenant's interest in this Lease or in the Leased Premises or permit any part of the Leased Premises to be used or occupied by any person other than Tenant, its employees, customers and others having lawful business with Tenant (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person or entity to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than forty-five (45) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice,
(ii) a description of the portion of the Leased Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer and the consideration thereof, including a calculation of the "Profit Rental," as that term is defined in Section 15.4 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) current financial statements pertaining to the proposed Transferee certified by an officer, partner or owner thereof, and any other information required by Landlord, which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Each time Tenant requests Landlord's consent to a proposed Transfer, whether or not Landlord shall grant consent, within thirty (30) days after written request by Landlord, as Additional Rent hereunder, Tenant shall pay to Landlord Five Hundred Dollars ($500.00) for Landlord's review and processing fees, and, in addition, Tenant shall reimburse Landlord for any reasonable legal fees incurred by Landlord in connection with Tenant's proposed Transfer. Any attempted Transfer made without Landlord's prior consent shall be wholly void and shall constitute a breach of this Lease.

              15.2. Landlord's Consent. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

              (i) The Transferee is of a character or reputation or engaged in business which is not consistent with the quality of the Building;

              (ii) The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

              (iii)  The   Transferee  is  either  a   governmental   agency  or
instrumentality thereof;

              (iv) The Transfer will result in more than a reasonable and safe number of occupants per floor within the Subject Space;

              (v) The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested;

              (vi) The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Building a right to cancel its lease;

              (vii) The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or

              (viii) Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (A) occupies space in the Building at the time of the request for consent (B) is negotiating with Landlord to lease space in the Building at such time, or (C) has negotiated with Landlord during the twelve (12)-month period immediately preceding the Transfer Notice.

              If Landlord consents to any Transfer pursuant to the terms of this
Section 15.2, Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Leased Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 15.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice
(A) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 15.2, or (B) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 15.

        15.3.    Intentionally Deleted.
        ------------------------------

              15.4. Limitation on Profit Rental. In the event Tenant enters into a Transfer, Tenant shall pay to Landlord fifty percent (50%) of the Profit Rental, if any, received from the Transferee, as it is received. "Profit Rental" shall be calculated by deducting from the amount received by Tenant from the Transferee on account of the Transfer, the sum of (i) the amounts payable to Landlord by Tenant pursuant to this Lease for the Subject Space which has been Transferred ,and (ii) the reasonable, actual and out-of-pocket expenses incurred by Tenant for (A) any changes, alterations and improvements to the Leased Premises in connection with the Transfer (and any planning and improvement allowances provided by Tenant to the Transferee in connection therewith), and
(B) attorneys' fees, brokerage commissions and advertising expenses in connection with the Transfer.

              15.5. Continuing Obligations. No Transfer, even with Landlord's consent, shall relieve Tenant of its obligations to pay the Rent and to perform all of the other obligations to be performed by Tenant under this Lease. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subsequent Transfer.

              15.6.  Corporations  and  Partnerships.  Subject to  Section  15.7
below, a sale by Tenant of all or substantially all of its assets shall constitute a Transfer for purposes of this Lease. Subject to Section 15.7 below, if Tenant is a corporation, then any assignment or transfer of this Lease by merger, consolidation or liquidation, or any change in ownership of or power to vote of a majority of its outstanding voting stock shall, in Landlord's reasonable discretion, constitute a Transfer for purposes of this Lease. Subject to Section 15.7 below, if Tenant is a partnership, then any change in the identity of the general partners having an aggregate interest in the partnership exceeding fifty percent (50%) shall, in Landlord's reasonable discretion, constitute a Transfer for purposes of this Lease.

              15.7. Affiliated Companies/Restructuring of Business Organization. The assignment or subletting by Tenant of all or any portion of this Lease or the Leased Premises to (i) a parent or subsidiary of Tenant, or (ii) any person or entity which controls, is controlled by or under common control with Tenant, or (iii) any entity which purchases all or substantially all of the assets of Tenant, or (iv) any entity into which Tenant is merged or consolidated (all such persons or entities described in (i), (ii), (iii) and (iv) being sometimes hereinafter referred to as "Affiliates") shall not be deemed a Transfer under this Article 15, provided that:

              15.7.1. Any such Affiliate was not formed as a subterfuge to avoid the obligations of this Article 15;

              15.7.2. Tenant gives Landlord prior notice of any such assignment or sublease to an Affiliate;

              15.7.3. Any such Affiliate has, as of the effective date of any such assignment or sublease, a tangible net worth, computed in accordance with generally accepted accounting principles (but excluding goodwill as an asset), which is equal to or greater than Tenant as of the date of execution of this Lease and sufficient to meet the obligations of Tenant under the assignment or sublease;

              15.7.4. Any such assignment or sublease shall be subject to all of the terms and provisions of this Lease, and such assignee or sublessee shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment or sublease, all the obligations of Tenant under this Lease; and

              15.7.5. Tenant and any guarantor shall remain fully liable for all obligations to be performed by Tenant under this Lease.

        16.   TENANT'S DEFAULT.
        -----------------------

              16.1. Definition. The occurrence of any of the following shall constitute a default and breach of this Lease by Tenant:

              16.1.1. Any failure by Tenant to pay when due any Rent or any other monetary sums required to be paid thereunder.

              16.1.2. The abandonment or vacation of the Leased Premises.

              16.1.3. Any failure by Tenant to observe or perform any provision, covenant, or condition set forth in Articles 5 or 15 hereof.

              16.1.4. Any failure by Tenant to observe and perform any other provisions of this Lease to be observed or performed by Tenant within fifteen
(15) days after notice thereof has been provided to Tenant by Landlord, or if performance is not possible within said period, any failure of Tenant to commence performance within said period and to diligently prosecute such performance to completion.

              16.1.5. Intentionally creating or permitting to be created a nuisance which shall not be abated within five (5) days after written notice thereof from Landlord.

              16.1.6. If Tenant, or any guarantor of Tenant's obligations under this Lease ("Guarantor"), admits in writing that it cannot meet its obligations as they become due; or is declared insolvent according to any law; or assignment of Tenant's or Guarantor's property is made for the benefit of creditors; or a receiver or trustee is appointed for Tenant or Guarantor or its property; or the interest of Tenant or Guarantor under this Lease is levied on under execution or other legal process; or any petition is filed by or against Tenant or Guarantor to declare Tenant bankrupt or to delay, reduce or modify Tenant's debts or obligations; or any petition is filed or other action taken to reorganize or modify Tenant's or Guarantor's capital structure, if Tenant or Guarantor is a corporation or other entity; any such levy, execution, legal process or petition filed against Tenant or Guarantor shall not constitute a breach of this Lease provided Tenant or Guarantor shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within sixty (60) days from the date of its creation, service or filing.

              16.1.7. The taking of this Lease or Tenant's interest therein under writ of execution.

              16.2. Interest on Unpaid Sums. If any Rent, or any other monetary sum required to be paid thereunder by Tenant to Landlord, is not paid when due, such sum shall accrue interest from the date due until received at the rate which is the lower of (i) the Interest Rate set forth in Section 6.2.3.4 above or (ii) the highest rate permitted by applicable law.

              16.3. Remedies. In the event of any such default or breach by Tenant, Landlord may at any time thereafter, without limiting Landlord in the exercise of any other right or remedy which Landlord may have:

              16.3.1. Without terminating this Lease, reenter and attempt to relet or take possession pursuant to legal proceedings and remove all persons and property from the Leased Premises. In such event, Landlord may, from time to time, make such alterations and repairs as may be necessary in order to relet the Leased Premises or any part thereof for such term or terms (which may be for a term extending beyond the Lease Term) and at such rental or rentals and upon such other terms and conditions as Landlord, in its sole discretion, may deem advisable. Upon each such reletting, all rentals received by Landlord from such reletting shall be applied: first, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney's fees; second, to the payment of any indebtedness other than Rent due thereunder from Tenant to Landlord; third, to the payment of Rent due and unpaid thereunder; and the residue, if any, shall be held by Landlord and applied to payment of future rent as the same may become due and payable thereunder. If such rentals received from such reletting during any month be less than that to be paid during that month by Tenant thereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the Rent herein reserved. Actions to collect amounts due by Tenant to Landlord as provided in this Section may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration of the Lease Term. No such reentry or taking possession of the Leased Premises by Landlord in accordance with this Lease shall be construed as an election on its part to terminate this Lease unless a notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach. No such alteration of locks or other security devices and no removal or other exercise of dominion by Landlord over Tenant's Property or others at the Leased Premises shall be deemed unauthorized or constitute a conversion of the Leased Premises or the property of Tenant therein or termination of the Lease, Tenant hereby consenting, after any Tenant default, to the aforesaid exercise of dominion over Tenant's property within the Leased Premises. All claims for damages by reason of such reentry and/or repossession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Tenant agrees that any reentry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings to the extent permitted by applicable laws, as Landlord may elect, and Landlord shall not be liable in trespass or otherwise.

              16.3.2.  [Intentionally Deleted].

              16.3.3. Terminate this Lease and Tenant's right to possession, in which case Tenant shall immediately surrender possession. In addition to any other remedies which Landlord may have, it shall have the right to recover from Tenant (a) the amount equal to any unpaid rent which has been earned at the time of such termination; (b) as liquidated damages for loss of bargain, and not as a penalty, an amount equal to the excess, if any, of the aggregate amount of Rent and other charges which are Tenant's obligation to pay under this Lease for the remainder of the stated term over the aggregate of the then reasonable rental value of the Leased Premises under a lease substantially similar to this Lease for the remainder of the stated term, all of which amounts shall be discounted to present value at the passbook savings rate of U.S. Bank, a national banking association, or its successor, then in effect and shall be immediately due and payable; and (c) all other damages and expenses which Landlord has sustained because of Tenant's default, including reasonable attorney's fees, the cost of recovering the Leased Premises, brokerage commissions and advertising expenses incurred, and expenses of remodeling the Leased Premises or any portion thereof for a new tenant, whether for the same or a different use and any special concessions made to obtain a new tenant.

              16.3.4. If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the Leased Premises for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees, to pay Landlord, upon demand, all costs, expenses and disbursements (including reasonable attorneys' fees) incurred by Landlord in taking such remedial action as additional rent.

              16.3.5. No receipt of money by Landlord from Tenant after the termination of this Lease as herein provided shall reinstate, continue or extend the Lease Term or operate as a waiver of the right of Landlord to enforce the payment of Rent or other money when due by Tenant, or operate as a waiver of the right of Landlord to recover possession of the Leased Premises by proper remedy.

              16.3.6. In addition to any other remedies Landlord may have at law or equity and/or under this Lease, Tenant shall pay upon demand all Landlord's costs, charges and expenses, including fees of counsel, agents and others retained by Landlord, whether or not suit is filed, incurred in connection with the recovery under this Lease or for any other relief against Tenant. In the event Landlord or Tenant shall bring any action against the other, the losing party shall pay the successful party's reasonable attorneys fees and court costs.

              16.3.7. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. If Tenant shall fail to perform any of its obligations under this Lease, within a reasonable time after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, after reasonable prior notice to Tenant, make any such payment or perform any such act on Tenant's part without waiving its right based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

              16.3.8. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of this Section 16; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Section 16.3.7 shall survive the expiration or sooner termination of the Lease Term.

              16.4. Late Charges. Tenant hereby acknowledges late payment by Tenant to Landlord of Rent and other sums due thereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Leased Premises. Accordingly, if any Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee when due, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree such late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted thereunder.

        17.   LANDLORD'S DEFAULT.
        -------------------------

              17.1. Notice to Landlord. Landlord shall in no event be charged with default in the performance of any of its obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days (or within such additional time as is reasonably required to correct any such default) after notice to Landlord by Tenant properly specifying wherein Landlord has failed to perform any such obligations.

              17.2. Notice to Mortgagee. If the holder of record of the first mortgage covering the Leased Premises shall have given prior notice to Tenant that it is the holder of the first mortgage and such notice includes the address at which notices to such mortgagee are to be sent, then Tenant shall give to the holder of record of such first mortgage notice simultaneously with any notice given to Landlord to correct any default of Landlord as hereinabove provided. The holder of record of such first mortgage shall have the right, within thirty
(30) days after receipt of said notice (or within such additional time as is reasonably required to correct any such default including time to obtain possession of the Leased Premises by foreclosure or other means) before Tenant may take any action under this Lease by reason of such default. Any notice of default given Landlord shall be null and void unless simultaneous notice has been given to said first mortgagee.

              17.3. Landlord's Exculpation. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord (including any successor Landlord) and any recourse by Tenant against Landlord shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building and Real Property, and neither Landlord, nor any of Landlord's officers, members or partners nor their respective officers, agents, directors or employees shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

        18.   CONDEMNATION.
        -------------------

              18.1. Effect of Taking. If the Leased Premises or any portion thereof are taken under the power of eminent domain, or sold by Landlord under the threat of the exercise of said power (all of which is herein referred to as "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever occurs first. If more than twenty-five percent (25%) of the floor area of the Leased Premises is taken by condemnation, Tenant may, at its option, terminate this Lease as of the date the condemning authority takes possession, by providing Landlord notice in writing of its intent to terminate not later than twenty (20) days after Landlord shall have notified Tenant of the taking. Failure of Tenant to so notify Landlord shall constitute Tenant's agreement to continue the Lease in full force and effect as to the balance of the Leased Premises.

              18.2. Rent Reduction. If the Lease is not fully terminated after any taking, then it shall remain in full force and effect as to the portion of the Leased Premises remaining; provided the Rent payable thereunder shall be reduced on an equitable basis, taking into account the relative value of the portion taken as compared to the portion remaining. Landlord shall, at its expense, restore the remaining portion to a complete unit of like quality and character as existed prior to the condemnation.

              18.3. Awards. All awards for the taking of any part of the Leased Premises under the power of eminent domain shall be the property of Landlord, whether made as compensation for diminution of value of the leasehold or for the taking of the fee; provided however, that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim is payable separately to Tenant. Notwithstanding anything in this Article 18 to the contrary, Landlord and Tenant shall each be entitled to receive fifty percent (50%) of the "bonus value" of the leasehold estate in connection therewith, which bonus value shall be equal to the difference between the Rent payable under this Lease and the sum actually established and awarded for the leasehold estate by the condemning authority as the award for compensation. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur.

        19.   SUBORDINATION.
        --------------------

              This Lease, at Landlord's option, shall be subject and subordinate to the liens of any mortgages or deeds of trust and to any ground leases, in any amount or amounts whatsoever now or hereafter placed on or against the land or improvements, or either thereof, of which the Leased Premises are a part, or on or against Landlord's interest or estate therein, without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. If any mortgagee or trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage or deed of trust or ground lease and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage or deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage or deed of trust or ground lease.

              Tenant covenants and agrees to execute and deliver upon demand, without charge therefor, such further instruments evidencing such subordination of this Lease to the lien of any such ground leases, mortgages or deeds of trust as may be required by Landlord. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, or if any ground or underlying lease is terminated, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or to the lessor of such ground or underlying lease, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such purchaser or lessor as the lessor under this Lease. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

        20.   QUIET ENJOYMENT.
        ----------------------

              Landlord agrees Tenant, upon paying Rent and other monetary sums due under this Lease and performing the covenants and conditions of this Lease, may quietly have, hold and enjoy the Leased Premises during the Lease Term hereof, subject, however, to the provisions herein referring to subordination and condemnation.

        21.   DELAYS.
        -------------

              Whenever Landlord shall be delayed or restricted in the performance of any obligation of Landlord herein (including any obligation with respect to the provision of any service or utility or the performance of work or repairs) by reason of Landlord's inability to obtain materials, services or labor required for such performance or by reason of any statute, law or regulation of a governmental entity, or by reason of any other cause beyond Landlord's reasonable control, Landlord shall be entitled to extend the time for such performance by a time equal to the extent of the delay or restriction, and Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort occasioned thereby.

        22.   GENERAL PROVISIONS.
        -------------------------

              22.1. Estoppel Certificates. Tenant shall, at any time, upon not less than ten (10) days written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing (a) certifying this Lease is unmodified and in full force and effect (or if modified, stating the nature of the modification) and the date to which the Rent and Operating Expenses are paid in advance, (b) acknowledging there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord thereunder or specifying such default if any exist, and (c) containing such other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee or buyer. If Tenant fails to execute and deliver such statement within ten (10) days, it shall be deemed conclusively to have acknowledged the accuracy of the matter set forth in Landlord's statement.

              22.2. Transfer of Landlord's Interest. In the event of a sale or conveyance voluntarily or involuntarily by Landlord of Landlord's interest in the Leased Premises, Landlord shall be relieved from and after the date of such transfer of all liability accruing thereafter on the part of Landlord; provided any funds in the hands of Landlord at the time of transfer in which Tenant has an interest shall be delivered to the successor of Landlord. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the transferee.

              22.3. Captions. Article and paragraph captions are for convenience only and are not a part of this Lease and shall not be used for interpretation or construction of this Lease.

              22.4. Time of Essence. Time is of the essence hereof.

              22.5. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

              22.6. Modifications for Mortgagee. In the event any lending institution with whom Landlord has negotiated or shall hereafter negotiate for interim or permanent financing for the Building shall require a modification of this Lease as a condition to providing such financing, Landlord shall promptly provide written notice of the requirement to Tenant. If Tenant fails or refuses to make such modification within thirty (30) days after such notice, this Lease may be terminated by Landlord at any time prior to the date on which the Lease Term commences. Provided, however, Tenant shall not be required to make any modifications which materially alters its rights and responsibilities under this Lease.

              22.7.  Entire  Agreement.  This Lease,  along with any exhibits or attachments hereto, constitutes the entire agreement between the parties relative to the Leased Premises and there are no oral agreements or representations between the parties with respect to the subject matter hereof. This Lease supersedes and cancels all prior agreements and understandings with respect to the subject matter hereof. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification.

              22.8. Recording. This Lease shall not be recorded and any recordation shall be a breach under this Lease.

              22.9. Waiver. The waiver by Landlord of the breach of any provision herein shall not be deemed a waiver of such provision. Acceptance by Landlord of any performance by Tenant after the time the same shall have become due shall not constitute a waiver by Landlord of the breach or default of any covenant, term or condition unless otherwise expressly agreed to by Landlord in writing.

              22.10. Intentionally Deleted.

              22.11. Binding Effect; Choice of Law. Subject to any provisions hereof restricting assigning or subletting by Tenant and subject to the provisions for the transfer of Landlord's interest, this Lease shall bind the parties, their successors and assigns. This Lease shall be governed by the laws of the State of Colorado.

              22.12. Holding Over. If Tenant remains in possession of all or any part of the Leased Premises after the expiration of the Lease Term hereof, with or without the consent of Landlord, such tenancy shall be from month-to-month only, and not a renewal hereof or an extension for any further term, on the same terms and conditions as provided herein, except only as to the Lease Term; provided, however, during such period as a tenant from month-to-month, Tenant shall pay Base Rent at double the rate payable for the month immediately preceding the date of termination of this Lease and, in addition, Tenant shall reimburse Landlord for all damages (consequential as well as direct) sustained by it by reason of Tenant's occupying the Leased Premises past the termination date.

              22.13. Entry by Landlord. Landlord and its agents shall have the right to enter the Leased Premises at all reasonable times and upon reasonable notice (which in the case of non-emergency repairs shall be at least twenty-four
(24) hours' prior written notice) for the purpose of examining or inspecting the same, to supply janitorial services and any other services to be provided by Landlord or Tenant thereunder, to show the same to prospective purchasers of the Building and make such alterations, repairs, improvements or additions to the Leased Premises or to the Building of which they are a part as Landlord may deem necessary or desirable. Notwithstanding anything to the contrary contained in this Section 22.13, Landlord may enter the Leased Premises at any time, without notice to Tenant, in emergency situations and/or to perform regularly scheduled janitorial and any other services to be provided by Landlord pursuant to this Lease. Tenant shall permit Landlord to show the Leased Premises to prospective tenants during the last six (6) months of the Lease Term hereof or any renewal thereof. If Tenant shall not be personally present to open and permit an entry into the Leased Premises at any time when such entry by Landlord is necessary or permitted thereunder, Landlord may enter by means of master key without liability to Tenant except for any failure to exercise due care for Tenant's property, and without affecting this Lease. If, during the last month of the Lease Term hereof, Tenant shall have removed substantially all of its property from the Leased Premises, Landlord may immediately enter and alter, renovate and redecorate the Leased Premises without elimination or abatement of rent or incurring liability to Tenant for any compensation. Notwithstanding anything in this Section 22.13 to the contrary, Landlord shall use commercially reasonable efforts to exercise its rights under this Section 22.13 in a manner which minimizes interference with the use and occupancy of the Leased Premises by Tenant for the conduct of Tenant's normal business operations from the Leased Premises.

              22.14. Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and this Lease is binding upon said corporation in accordance with its terms.

              22.15. Notices. All notices or demands of every kind required or desired to be given by Landlord or Tenant thereunder shall be in writing and shall be deemed delivered forty-eight (48) hours after depositing the notice or demand in the United States mail, certified or registered, postage prepaid, addressed to the Landlord or Tenant at the address set forth in Sections 3 and 5, respectively, of the Summary, or at such other place as such party may designate from time to time.

              22.16. Real Estate Broker. Tenant represents Tenant has dealt directly and only with the real estate brokers or agents specified in Section 12 of the Summary as brokers ("Brokers") in connection with this Lease, and insofar as Tenant knows, no other broker negotiated or participated in the negotiations of this Lease, or submitted or showed the Leased Premises, or is entitled to any commission in connection herewith. Tenant agrees to indemnify and defend Landlord against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of Tenant's dealings with any real estate broker or agent other than the Brokers.

        22.17.   Sign Rights.
        --------------------

              22.17.1. Building Standard Signage. Landlord shall provide space on the Building directory on the ground floor lobby of the Building for a listing identifying Tenant's name and suite number. Landlord shall also install near the entry door to the Leased Premises signage identifying Tenant's name. All such permitted signage shall use Building standard materials and lettering. Landlord shall pay for the cost of the initial installation of such permitted signage, and Tenant shall pay for the cost of any changes thereto.

              22.17.2. Exterior Signage. Subject to Tenant obtaining the approval of all applicable governmental entities and Tenant's compliance with all applicable governmental laws and ordinances and the terms of this Section 22.17.2, Tenant shall have the right to install, at Tenant's sole cost and expense, one (1) identification sign displaying Tenant's logo and Tenant's name, "Matrix Bancorp, Inc." (or "Matrix Bank" or "Matrix Capital Bank") (but no other markings) on each of the following portions of the Building: (i) at the top of the exterior of the Building on each of the following three (3) sides of the
Building: (A) the side of the Building facing 16th Street, (B) the side of the Building facing 17th Street, and (C) the side of the Building facing California Street (collectively, the "Building Exterior Signs"); and (ii) on the podium level of the Building on each of the following two (2) sides of the Building:
(A) the side of the Building facing 17th Street, and (B) the side of the Building facing California Street (collectively, the "Podium Level Signs"). Notwithstanding the foregoing, subject to Tenant obtaining the approval of all applicable governmental entities and Tenant's compliance with all applicable governmental laws and ordinances and the terms of this Section 22.17.2, Tenant may convert either or both of the Podium Level Signs from static signs to dynamic/electronic/reader signs displaying Tenant's logo and Tenant's name (as set forth above) and such other information thereon (such as, for example, time of day, outside temperature and stock quotes) as shall be approved by Landlord, in Landlord's sole and absolute discretion prior to Tenant's displaying the same. The approximate location of the Building Top Exterior Signs is depicted on Exhibit "H" attached hereto, and the approximate location of the Podium Level Signs is depicted on Exhibit "I" attached hereto. The graphics, materials, color, design, lettering, lighting, size, specifications, manner of affixing and exact location of the Building Top Exterior Signs and the Podium Level Signs (collectively, the "Exterior Signs") shall be subject to Landlord's approval. Tenant shall pay for all costs and expenses related to the Exterior Signs, including, without limitation, costs of the design, construction, installation, maintenance, insurance, utilities, repair and replacement of the Exterior Signs. Tenant shall install and maintain the Exterior Signs in compliance with all laws and subject to the applicable provisions of Articles 8 and 9 above. Tenant shall be responsible for maintaining insurance on the Exterior Signs as part of the insurance required to be carried by Tenant pursuant to Section 10.2 above.

              22.17.2.1. Transferability. The rights to the Exterior Signs are personal to the Original Tenant and may not be transferred by the Original Tenant or used by anyone else, except that Tenant shall have the right to transfer Tenant's rights to the Exterior Signs to an Affiliate of Tenant in connection with Tenant's assignment of its entire interest in this Lease to such Affiliate pursuant to Section 15.7 of this Lease, but any such transfer of signage rights to such Affiliate assignee pursuant to this Section 22.17.2.1 shall be subject to Landlord's reasonable approval of the name change on the Exterior Signs to reflect the identity of such Affiliate assignee. In addition, following the Commencement Date, Tenant shall only have such rights to the Exterior Signs when the Original Tenant or such Affiliate assignee is in physical occupancy and possession of the entire Leased Premises (including any First Offer Space) leased to Tenant hereunder.

              22.17.2.2. Maintenance of Exterior Signs. Should the Exterior Signs require maintenance, repairs or replacement as determined in Landlord's reasonable judgment, Landlord shall have the right to provide written notice thereof to Tenant and Tenant shall cause such repairs, replacement and/or maintenance to be performed within ten (10) days after receipt of such notice from Landlord, at Tenant's sole cost and expense; provided, however, if such repairs, replacement and/or maintenance are reasonably expected to require longer than ten (10) days to perform, Tenant shall commence such repairs, replacement and/or maintenance within such ten (10) day period and shall diligently prosecute such repairs, replacement and maintenance to completion. Should Tenant fail to perform such maintenance, repairs or replacement within the periods described in the immediately preceding sentence, Landlord shall have the right to cause such work to be performed and to charge Tenant as Additional Rent for the costs of such work.

              22.17.2.3. Removal of Exterior Signs. Upon the expiration or earlier termination of this Lease, or upon Tenant's loss of its right to the Exterior Signs pursuant to Section 22.17.2.1 above, Tenant shall, at Tenant's sole cost and expense, cause the Exterior Signs to be removed, and Tenant shall repair all damage occasioned thereby and restore the affected areas to their original condition prior to the installation of the Exterior Signs. If Tenant fails to remove such signage and repair and restore the affected areas as provided in the immediately preceding sentence, within ten (10) days following the expiration or earlier termination of this Lease, then Landlord may perform such work, and all costs and expenses incurred by Landlord in so performing such work shall be reimbursed by Tenant to Landlord within ten (10) days after Tenant's receipt of invoice therefor. The immediately preceding sentence shall survive the expiration or earlier termination of this Lease.

              22.18. Asbestos Disclosure. Landlord has advised Tenant that there is asbestos-containing material ("ACM") in the Building, which consists of non-friable floor tile, mastic and fireproofing. Such ACM exists behind hard barriers, thus, it will not be accessible to tenants and other occupants of the Building. Attached hereto as Exhibit F is a Notice Concerning Asbestos in the

Building. Tenant acknowledges that any construction, remodeling, replacement, maintenance, repair, alterations or other work at the Building, including but not limited to, major alterations, drilling or boring holes, installing electrical, telecommunications or computer lines, sanding floors and removing ceiling tiles could disturb the remaining ACM and possibly release asbestos fibers into the air. Tenant shall not cause or permit any such work in or on the Building (including, without limitation, any alterations, additions or other work to the Leased Premises pursuant to the provisions of Article 9 of this Lease) without the prior written consent of Landlord, and the granting of Landlord's consent shall be conditioned upon, among other things, Landlord's approval of the contractor who Tenant causes or permits to perform such work and Landlord's receipt of an Asbestos Notification and Disturbance Agreement executed by such Landlord-approved contractor in the form attached hereto as Exhibit G. Landlord agrees that in performing any work in the Building, it shall use commercially reasonable efforts not to disturb the remaining ACM in the Building; if any such ACM is so disturbed by Landlord, Landlord shall promptly remediate such disturbance at Landlord's sole cost and expense, which shall not be included in Operating Expenses.

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:                         WXI/SEV REALTY, LLC, a Delaware limited
                                  liability company

                                  By: LEGACY PARTNERS COMMERCIAL, INC., a Texas
                                      corporation, as agent and manager
                                      for Landlord

                                  By: /s/ Debra Smith
                                     ------------------------------------------
                                     Name:_____________________________________
                                     Title_____________________________________


TENANT:                           MATRIX BANCORP, INC.,
                                  a Colorado corporation

                                  By: /s/ David W. Kloos
                                     ------------------------------------------
                                     Name:_____________________________________
                                     Title_____________________________________

                                  By: /s/ Theodore Abariotes
                                     ------------------------------------------
                                     Name:_____________________________________
                                     Title_____________________________________


         ***If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice-president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.